UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                               Date of report (Date of earliest event reported)             June 21, 2006

Concorde Career Colleges, Inc.
(Exact name of registrant as specified in its charter)

     Delaware                                                                                  0-16992                                                      43-1440321
   (State or other jurisdiction                                           (Commission File Number)                              (IRS Employer Identification No.)
   of incorporation)

       5800 Foxridge Drive, Suite 500 Mission, Kansas                                                                                                                 66202
               (Address of principal executive offices)                                                                                                                   (Zip Code)

Registrant’s telephone number, including area code   (913) 831-9977

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On June 21, 2006, Concorde Career Colleges, Inc. (“Concorde” or the “Company”), Liberty Partners Holdings 28 LLC (“Liberty”) and Teach Acquisition Corporation, a wholly-owned subsidiary of Liberty (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Upon the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and as a wholly-owned subsidiary of Liberty.

Under the terms of the Merger Agreement, Concorde stockholders will receive $19.80 in cash for each share of Concorde common stock they own. The total consideration for the acquisition of the Company is estimated at approximately $114.5 million. Liberty intends to finance the transaction with a combination of cash on hand and debt. The transaction is subject to Concorde stockholder approval, customary regulatory approvals and other conditions including the following:

• The truth and correctness of Concorde's representations and warranties on the date of the Merger Agreement and on the Closing date;

• The absence of any law or judgment that prohibits or otherwise restricts consummation of the Merger or makes consummation of the Merger illegal;

• The absence of any suit, claim, action or proceeding by or before any governmental authority that would reasonably be expected to make consummation of the Merger illegal or to materially impair the surviving company’s ability to conduct its business;

• The receipt of written responses and reasonable assurances from the U.S. Department of Education (“DOE”) regarding the issuance of provisional program participation agreements;

• The receipt by the Company of necessary educational consents;

• The absence of any change, event, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a “material adverse effect” on the Company; and

• Liberty and Merger Sub shall have obtained the funds necessary to consummate the Merger.

The Merger Agreement also provides that, upon termination of the Merger Agreement under specified circumstances, including (a) by the Company accepting a superior proposal and (b) the failure of the Company’s stockholders to approve the Merger at the special meeting of the stockholders called for such purpose, or any adjournment or postponement thereof, the Company may be required to pay Liberty a termination fee of $3.25 million plus certain covered expenses incurred by Liberty and Merger Sub.

The Merger Agreement contains customary representations, warranties and covenants, including covenants relating to obtaining the requisite approval of the stockholders of Concorde and Concorde's conduct of its business between the date of the signing of the Merger Agreement and the Closing.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Aside from the transactions contemplated by the Merger Agreement, there is no material relationship between Liberty and Concorde.

Voting Agreements

In connection with the Merger Agreement, Liberty has entered into voting agreements (the “Voting Agreements”) with each of Jack Brozman, Cahill, Warnock Strategic Partners Fund, L.P., Strategic Associates, L.P. and David L. Warnock (the “Voting Parties”), pursuant to which the Voting Parties agree to vote all shares owned by them, and grant an irrevocable proxy to Liberty’s board of directors to vote such shares, for adoption of the Merger Agreement. Shares owned or controlled by the Voting Parties represent approximately 35% of the Company’s issued and outstanding common stock.

The foregoing description of the Voting Agreements between the Voting Parties and Liberty is not complete and is qualified in its entirety by reference to the Voting Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Employment Agreements

On June 21, 2006, the Company entered into employment agreements, which become effective upon the Closing, with each of the following individuals: Jack L. Brozman, the Company’s Chairman and Chief Executive Officer; Paul R. Gardner, Vice President and Chief Financial Officer of the Company; and Patrick J. Debold, Vice President of Academic Affairs of the Company (collectively, the “Employment Agreements”).

Mr. Brozman’s Employment Agreement provides that he will be employed by the Company as its President for one year following the Closing at a base salary of $292,500. The foregoing description of the Employment Agreement between the Company and Mr. Brozman is not complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Mr. Gardner’s Employment Agreement provides that he will be employed by the Company as its Vice President and Chief Financial Officer for three years following the Closing at a base salary of not less than $155,000 with the opportunity to receive a bonus equivalent to 30% of his base salary. The foregoing description of the Employment Agreement between the Company and Mr. Gardner is not complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Mr. Debold’s Employment Agreement provides that he will be employed by the Company as its Vice President of Academic Affairs for three years following the Closing at a base salary of not less than $205,000 with the opportunity to receive a bonus equivalent to 30% of his base salary. The foregoing description of the Employment Agreement between the Company and Mr. Debold is not complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

Important Additional Information Will Be Filed with the SEC

In connection with the proposed merger and required stockholder approval, Concorde will file a proxy statement with the SEC. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CONCORDE AND THE MERGER. Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Concorde, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Concorde Career Colleges, Inc., 5800 Foxridge Drive, Suite 500, Mission, Kansas 66212, Attention: Investor Relations. Concorde' filings with the SEC are also available on its website at www.concorde.edu.

The directors and executive officers of Concorde and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Concorde's directors and executive officers is available in Concorde’s most recent proxy statement and annual report on Form 10-K filed with the SEC by Concorde on April 12, 2006 and March 13, 2006, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this document.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated June 21, 2006, by and among Concorde Career Colleges, Inc., Liberty Partners Holdings 28 LLC and Teach Acquisition Corporation.
10.1	Voting Agreement dated June 21, 2006, by and between Jack L. Brozman and Liberty Partners Holdings 28 LLC.
10.2	Voting Agreement dated June 21, 2006, by and among Cahill, Warnock Strategic Partners Fund, L.P., David L. Warnock, Strategic Associates, L.P. and Liberty Partners Holdings 28 LLC.
10.3	Employment Agreement dated June 21, 2006, by and between Concorde Career Colleges, Inc. and Jack L. Brozman.
10.4	Employment Agreement dated June 21, 2006, by and between Concorde Career Colleges, Inc. and Paul R. Gardner.
10.5	Employment Agreement dated June 21, 2006, by and between Concorde Career Colleges, Inc. and Patrick J. Debold.
99.1	Press release of Concorde Career Colleges, Inc., issued June 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                 CONCORDE CAREER COLLEGES, INC.
Date: June 22, 2006
                                                                                                                 By:
                         Name: Jack L. Brozman
                         Title: Chief Executive Officer
                                                                                                                 By:
                         Name: Paul R. Gardner
                         Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated June 21, 2006, by and among Concorde Career Colleges, Inc., Liberty Partners Holdings 28 LLC and Teach Acquisition Corporation.
10.1	Voting Agreement dated June 21, 2006, by and between Jack L. Brozman and Liberty Partners Holdings 28 LLC.
10.2	Voting Agreement dated June 21, 2006, by and among Cahill, Warnock Strategic Partners Fund, L.P., David L. Warnock, Strategic Associates, L.P. and Liberty Partners Holdings 28 LLC.
10.3	Employment Agreement dated June 21, 2006, by and between Concorde Career Colleges, Inc. and Jack L. Brozman.
10.4	Employment Agreement dated June 21, 2006, by and between Concorde Career Colleges, Inc. and Paul R. Gardner.
10.5	Employment Agreement dated June 21, 2006, by and between Concorde Career Colleges, Inc. and Patrick J. Debold.
99.1	Press release of Concorde Career Colleges, Inc., issued June 21, 2006.